                                                                   EXHIBIT 10.16

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is entered into as of June 24, 2005 by and between FIRST NATIONAL BANK OF OMAHA, N.A., a national banking association ("First National") as a Lender, Administrative Agent and Collateral Agent for the Lenders, M & I Marshall & Ilsley Bank, a national banking association ("M & I"), Bank Midwest, N.A. ("Bank Midwest") and the other Lenders a party hereto from time to time and SUMMIT HOTEL PROPERTIES, LLC ("Company"), a South Dakota limited liability company. First National, M & I, Bank Midwest and the other lenders a party hereto from time to time may be hereinafter collectively referred to as "Lenders".

     WHEREAS, under the terms and conditions of and subject to the limitations contained in this Agreement, Lenders have approved financial accommodations in the maximum principal amount of the lesser of (i) the aggregate Commitments from Lenders or (ii) $50,000,000.00. The Loans shall be divided into Pool One Loans and Pool Two Loans as provided for in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                      LOANS

     1.1. Definitions. Certain capitalized terms not otherwise defined in the body of this Agreement shall have the meanings given to such terms in Exhibit A attached hereto and incorporated herein by reference.

     1.2. Pool One Loans. Subject to the terms of this Agreement and the maximum amount available under the Pool One Loan Formula for Pool One Advances, Lenders severally agree to lend Company, from time to time until the termination hereof, such sums as Company may request, but which shall not exceed in the aggregate principal amount at any time outstanding the lesser of (i) the aggregate Commitments from Lenders and (ii) Fifty Million and No/100 Dollars ($50,000,000.00). In no event shall a Pool One Advance exceed the Pool One Loan Formula or the aggregate Commitments from Lenders. Subject to the conditions and limitations set forth in this Agreement, Pool One Advances will be made to Company, from time to time during the period commencing on the date hereof to, but not including, the Termination Date, unless renewed by written agreement between Lenders and Company. In addition to the foregoing, availability for Pool One Advances shall be deemed to automatically terminate if First National accelerates any Pool One Note and/or Pool Two Note following the occurrence of an Event of Default (as defined under Article VI hereof). Each Pool One Advance made by Lenders shall be evidenced by a Pool One Note, which along with this Agreement, the Pool Two Notes, Security Agreement, Mortgages and/or any other loan document executed in connection with the Loans shall be hereinafter collectively referred to as the "Loan Documents".

     13. Pool Two Loans. Subject to the terms of this Agreement and the satisfaction of the Conversion Requirements, Company may request from Lenders Pool Two Loans as initial loans under this Agreement or as the conversion of a Pool One Loan to a Pool Two Loan on or before the maturity date of a Pool One Loan. Subject to the conditions and limitations set forth in this Agreement, Pool Two Loans will be made to Company, from time to time during the period commencing on the date hereof to, but not including, the Termination Date, unless renewed by written agreement between Lenders and Company. In addition to the foregoing, the obligation of Lenders to make Pool Two Loans shall be deemed to automatically terminate if the occurrence of an Event of Default (as defined under Article VI hereof) causes the Loans to become immediately due and payable. Each Pool Two Loan made by Lenders shall be evidenced by a Pool Two Note. Company may only convert a Pool One Loan to a Pool Two Loan and Lenders will only make Pool Two Loans to Company as original loans if all of the following requirements and conditions are met (the "Conversion Requirements"):

          (a) The principal amount of a Pool Two Loan increased to the nearest multiple of $100,000.00 shall not exceed sixty-five percent (65%) of the lesser of (i) the Appraised Value of the Hotel acquired with the proceeds of the Pool One Loan being converted to the Pool Two Loan or the Hotel securing the Pool Two Loan if the Pool Two Loan is an initial loan under this Agreement and (ii) the Project Costs of the Hotel acquired with the proceeds of the Pool One Loan being converted to the Pool Two Loan or the Project Costs of the Hotel securing the Pool Two Loan if the Pool Two Loan is an initial loan under this Agreement, provided, however, that notwithstanding the foregoing, without the prior written consent of the Required Lenders, the amount of a Pool Two Loan shall not exceed one hundred twenty percent (120%) of the purchase price of the Hotel acquired with such Pool One Advance being converted to a Pool Two Loan or the Hotel securing the Pool Two Loan if the Pool Two Loan is an initial loan under this Agreement.

          (b) The Hotel acquired with the proceeds of the Pool One Loan being converted to the Pool Two Loan or the Hotel securing the Pool Two Loan individually must have a Debt Service Coverage Ratio, based on a trailing twelve (12) month cash flow of such Hotel, of not less than 1.25;

          (c) No Event of Default has occurred and is continuing; and

          (d) Company is in compliance with the financial covenants set forth below, both before and after conversion of the Pool One Loan to a Pool Two Loan or the making of the Pool Two Loan as an initial loan under this Agreement, all as evidenced and detailed by a Pool Two Certificate substantially in the form of Schedule 1.3 attached hereto and incorporated herein by reference, which Company shall deliver to Lenders as part of a request for a Pool Two Loan;

     1.4. Notes. To evidence Pool One Loans, Company shall execute and deliver to First National a Pool One Note substantially in the form of the Pool One Note attached hereto as Exhibit B and incorporated herein by reference. Each Pool One Note shall mature in two (2) years after the date of such Pool One Note. To evidence Pool Two Loans, Company shall execute and deliver to

First National a Pool Two Note substantially in the form of the Pool Two Note attached hereto as Exhibit C and incorporated herein by reference. Each Pool Two Note shall mature in five (5) years after the date of such Pool Two Note. First National, as Administrative Agent for the Lenders, is authorized to record in a manner satisfactory to First National, appropriate notations evidencing the date and amount of each Pool One Loan and each Pool Two Loan, the interest rate applicable thereto and the date and amount of each payment, which recording shall constitute prime facie evidence of the accuracy of the information recorded; provided, however, that the failure to make such recordings shall not affect the obligations of Company under the Loans or this Agreement or affect the validity of any Loan.

     1.5. Repayment. The Loans shall be repaid as follows:

               (a) Pool One Loans. Each Pool One Note shall be payable interest only, paid monthly in arrears, and the outstanding principal balance together with accrued and unpaid interest shall be due and payable in full on the second anniversary date of such Pool One Note.

               (b) Pool Two Loans. The principal balance of each Pool Two Note shall be payable in fifty-nine (59) equal monthly installments, with the amount of such monthly installments calculated on a twenty (20) year amortization schedule, with the outstanding principal balance together with accrued and unpaid interest due and payable in full on the fifth anniversary date of such Pool Two Note. Interest on each Pool Two Note shall be payable monthly, in arrears, on the same dates that principal installments are due and at maturity.

     1.6. Interest. The principal balance of each Pool One Note shall bear interest at a variable per annum rate equal to 2.65% in excess of the LIBOR Rate, fixed for interest periods of thirty (30) days. The principal balance of each Pool Two Note shall bear interest at a per annum rate equal to the Applicable Margin in excess of the LIBOR Rate, fixed for interest periods of thirty (30) days.

     Applicable Margin shall mean the following percentages per annum based upon Company's Debt Service Coverage Ratio for the preceding fiscal year of Company:

                DEBT SERVICE COVERAGE RATIO                  APPLICABLE MARGIN
                ---------------------------                  -----------------
            Equal to or greater than 2.00:1.00                        2%
Equal to or greater than 1.75:1.00 but less than 1.99:1.00         2.25%
 Equal to or greater than 1.5:1.00 but less than 1.74:1.00          2.5%

     Reductions and increases in the Applicable Margin on Pool Two Notes, if required, will be made on June 1 of each year a Pool Two Note is outstanding based upon Company's Debt Service Coverage Ratio calculated for the preceding fiscal year with reviewed or audited numbers. Interest on Pool Two Notes shall be payable monthly, in arrears, on the same dates the principal installments are due.

     Interest on the Loans shall be calculated on the number of days outstanding based upon a year consisting of three hundred and sixty (360) days.

     All Loans shall bear interest after their maturity date, whether by acceleration or otherwise, at the variable per annum rate of four percent (4%) in excess of the LIBOR Rate, but not to exceed the maximum rate allowed by law.

     1.7. Notice of Borrowing/Disbursements. Company may request a Pool One Advance or a Pool Two Loan which refinances an Acquisition Advance by delivering a notice (a "Notice of Borrowing") to the Lenders no later man 1:00 p.m. central time on the fifth Business Day prior to the date of the funding of the requested Pool One Advance or a Pool Two Loan which refinances an Acquisition Advance. Company may request a Pool One Advance or a Pool Two Loan which does not refinance an Acquisition Advance by delivering a notice (a "Notice of Borrowing") to the Lenders not less than thirty (30) Business Days prior to the date of funding of such Pool Two Loan. Each Notice of Borrowing shall specify the requested date of such Pool One Advance or Pool Two Loan (which shall be a Business Day), the amount of such requested Pool One Advance and Pool Two Loan and, with respect to a Notice of Borrowing for a Pool Two Loan, a completed Pool Two Certificate for the Hotel securing such Pool Two Loan, and the Franchise and address of the Hotel securing such Pool Two Loan.

     The Lenders other than First National shall, before 1:00 p.m. central time on the date of funding of such Pool One Advance or Pool Two Loan, make available to the Administrative Agent at the Administrative Agent's address referred to in this Agreement for notices in same day funds, such Lenders' percentage of such Pool One Advance or Pool Two Loan. After the Administrative Agent's receipt of such funds, the Administrative Agent will make such funds available to Company as provided for in this Agreement Notwithstanding the foregoing, unless the Administrative Agent shall have received notice from the other Lenders prior to the date of funding of any Pool One Advance or Pool Two Loan that such Lenders will not make available to the Administrative Agent such Lender's percentage of such Pool One Advance or Pool Two Loan, the Administrative Agent may assume that each other Lender has made such percentage available to the Administrative Agent on the date of funding of such Pool One Advance or Pool Two Loan in accordance with the first sentence of this paragraph, and the Administrative Agent may, in reliance upon such assumption, make available to Company on such date a corresponding amount.

     First National will deposit the proceeds of any Pool One Advances to Company's designated deposit account maintained at First National.

     1.8. Conditions to Advances. In addition to the conditions precedent set forth in Article VII below, each request for a Pool One Advance and request to convert a Pool One Loan to a Pool Two Loan shall be deemed to constitute a representation by Company at the time of the request that no Event of Default (as defined in Article VI hereof) exists or is imminent and that the representations and warranties of Company contained in this Agreement and the other Loan

Documents are true in all material respects on or as of the date of such request for a Pool One Advance or conversion of a Pool One Loan to a Pool Two Loan.

     1.9. Purpose. Company shall use the Pool One Advances to finance Company's purchase of a Hotel. Company shall use the Pool Two Loans to refinance Pool One Advances at or prior to the maturity of such Pool One Advances and to refinance debt on existing Hotels.

     1.10. Minimum Amounts. Each Pool One Advance and Pool Two Loan shall be in a minimum aggregate principal amount of $100,000.00 and integral multiples of $100,000.00 in excess thereof, subject to the maximum amount available for borrowing on Pool One Advances and Pool Two Loans as provided for in this Agreement, increased to the nearest $100,000.00 multiple.

     1.11. Fees. In consideration for Lenders making the Loans available to Company, Company shall pay to the Administrative Agent for the account of Lenders (i) a commitment fee equal to one quarter of one percent (1/4%) of the aggregate Commitments of the Lenders payable as follows: (a) one half(1/2) paid at the closing of this Agreement and (b) one half (1/2) paid on the first anniversary date of this Agreement and (ii) an unused fee on the unused Commitments available during the period of determination in the amount of .15% per annum, payable quarterly, in arrears. The foregoing fees shall be shared by Lenders pro rata based upon the amount of each Lender's Commitment and the date such Commitment becomes available to Company bears to the remaining term to the Termination Date. In addition, Company shall pay Administrative Agent for the account only of Administrative Agent an agency fee equal to one half of one percent (1/2%) of the aggregate Commitments of the Lenders payable as follows:
(a) one half (1/2) paid at the closing of this Agreement and (b) one half (1/2) paid on the first anniversary date of this Agreement.

     Additional commitment fees and agency fees which arise due to the increase in a Lender's Commitment or the adding of a Lender and such added Lender's Commitment shall also be due at the time such increased Commitment or additional Commitment becomes available to Company for borrowing and shall be prorated based on the amount of the Commitment added by such Lender and the number of days remaining until the Termination Date.

                                   ARTICLE II
                              COLLATERAL; RESERVES

     Payment of Company's obligations hereunder, under the Loans and under the Loan Documents shall be secured and/or supported by the following (hereinafter collectively referred to as the "Collateral") until all such obligations are fully and finally paid and performed in full:

     2.1. Personal Property. The Loans made pursuant to this Agreement and all other indebtedness arising hereunder or in connection herewith shall be collateralized and supported by a security interest, and Company hereby grants to Collateral Agent as collateral agent for the Lenders, a security interest in all of Company's assets associated with or located at a Hotel encumbered with a mortgage or deed of trust to secure the Loans, including, but not limited to, Company's goods and inventory, now owned as well as any and all thereof that may hereafter be acquired by Company, and in and to all cash and non-cash proceeds (including, without limitation, insurance proceeds), accessions, accessories and products thereof, and all of Company's accounts receivable, general intangibles, payment intangibles, software, chattel paper (whether tangible or electronic), deposit accounts, documents, investment property and instruments now owned or hereafter arising or acquired and all cash and non-cash proceeds thereof. Such security interest shall be further evidenced by a security agreement specific to Company's assets located at the applicable Hotel in form and substance acceptable in all respects to Lenders (the "Security Agreement"). Company agrees to authenticate to Collateral Agent and hereby authorizes Collateral Agent to file in all filing Offices Collateral Agent deems necessary, appropriate or desirable such financing statements, continuations, assignments or other instruments as may be requested by Collateral Agent at anytime and from time to time in order for Collateral Agent to perfect its security interest in the aforementioned Collateral.

     2.2. Real Property. Contemporaneously with the issuance of a Pool One Note evidencing a Pool One Advance or a Pool Two Note, Company shall grant and execute in favor of Collateral Agent as collateral agent for Lenders a first priority deed of trust or mortgage and assignment of rents and leases on the Hotel acquired with the Pool One Advance or financed or refinanced with the Pool Two Note, with such deed of trust or mortgage in form and substance acceptable to Lenders. Thereafter, such deed of trust or mortgage and assignment of rents and leases shall secure the Loans.

     2.3. Other Documents. Company agrees to furnish such information and to execute such other documents or undertake any other acts as may be reasonably necessary to attach, perfect and maintain the security interests and assignments contemplated by this Agreement, or as otherwise reasonably requested by Lenders from time to time.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Company represents and warrants to Lenders (which representations and warranties will survive the delivery of the Notes and shall continue so long as any sums remain outstanding under the Loans, this Agreement or any other Loan Document) as follows:

     3.1. Standing. Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Dakota. Company is duly qualified and is in good standing in every other jurisdiction where such qualification and good standing is required in order to conduct business in such jurisdiction. Company has the power and authority to own its property and to carry on its business.

     3.2. Authority. Company has the full power and authority to execute and deliver this Agreement and the other Loan Documents, and the same constitute the binding and enforceable obligations of Company in accordance with their terms. No consent or approval of the members or manager of Company or any other person, entity, creditor, governmental department, agency or body are required as a condition to the effectiveness and validity of the Loan Documents. The execution of and performance by Company of its obligations under the Loan Documents has been duly authorized by all appropriate and required limited liability company proceedings and action and will not violate, conflict with Or contravene any provisions (i) of law or any regulation, order, writ, judgment, injunction, decree, permit, or license applicable to Company or any of Company's property, or (ii) of Company's Articles of Organization, Operating Agreement or any members' agreement or other governing or organizational agreement of Company or Company's members.

     3.3. Litigation. There are no actions, suits, arbitration proceedings or other proceedings of any nature pending or, to the knowledge of Company, threatened, or any basis therefor, against or affecting Company or the Collateral at law or in equity, in any court or before any governmental department or agency, which may result in any material adverse change in the properties, assets, business or condition, financial or otherwise, of Company or the ability of Company to perform its obligations under this Agreement and/or the other Loan Documents.

     3.4. Conflicting Agreements. There are no provisions of any existing mortgage, indenture, deed of trust, trust deed, lease, contract or agreement of any nature binding on Company or affecting the Collateral or Company's other property, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and/or the Loan Documents. Company is not in default in any respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement or instrument to which it is a party.

     3.5. Title and Liens. Company has good, valid and marketable title of record to its real and personal property (including, without limitation, the property constituting Collateral), all of which is owned free and clear of all mortgages, liens, pledges, charges, attachments and other security interests and encumbrances of any nature, except for the Permitted Liens, as provided in
Schedule 3.5 attached to this Agreement or as otherwise provided for in this Agreement or disclosed to and approved by Lenders in writing.

     3.6. Taxes. Company has filed all federal, state, local, and other tax and similar returns and has paid or provided for the payment of all taxes assessments and other governmental charges due thereunder through the date of this Agreement, including without limitation, all withholding, FICA and franchise taxes.

     3.7. Financial Statements. Company's reviewed financial statements dated as of December 31, 2004 and internally-prepared interim financial statement dated April 30, 2005, copies of which have been furnished to Lenders, are complete and correct and fairly and accurately present the financial condition of Company as of such date and the results of its operations for the period covert by such statements. Since April 30, 2005, there has been no material adverse change in the condition (financial or otherwise), business or operations of Company subsequent thereto. Company has no material liabilities, direct or contingent, except those disclosed in the foregoing financial statements or as otherwise disclosed to Lenders in writing. No information, exhibit or report furnished by Company to Lenders in connection with the Loans, this Agreement or any other Loan Document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein incomplete or not materially misleading.

     3.8. Other. All statements by Company contained in any certificate, statement, document or other instrument or writing delivered by or on behalf of Company at any time pursuant to this Agreement or the other Loan Documents shall constitute representations and warranties made by

Company hereunder. No representation or warranty of Company contained in this Agreement or any other Loan Document, and no statement contained in any certificate, schedule, list, financial Statement or other instrument furnished to Lenders by or on behalf of Company contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading. To the best of Company's knowledge, all information material to the transactions contemplated in this Agreement has been expressly disclosed to Lenders in writing.

     3.9. Regulation U. No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. If requested by Administrative Agent, Company will furnish to Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.

     3.10 ERISA.

     (a) Definitions. The following terms shall have the following definitions:

          (1) "Consolidated Entity" shall mean any corporation or other entity which owns at least 50% of the voting or control rights or interest or other ownership interest in Company directly or indirectly in any manner, or in which at least 50% of the voting stock or other ownership interest in such corporation or other entity is owned by Company directly or indirectly in any manner. If Company has no Consolidated Entities, the provisions of this Agreement relating to Consolidated Entities shall be inapplicable without affecting the applicability of such provisions to Company alone.

          (2) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (3) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,as amended from time to time.

          (4) "Pension Event" shall mean, with respect to any Pension Plan, the occurrence of: (i) any prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (ii) any Reportable Event; (in) any complete or partial withdrawal, or proposed complete or partial withdrawal, of Company or any Consolidated Entity from such Pension Plan; (iv) any complete or partial termination, or proposed complete or partial termination, of such pension Plan; of (v) any accumulated funding deficiency (whether or not waived), as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

          (5) "Pension Plan" shall mean any pension plan, as defined in Section 3(2) of ERISA, which is a multi-employer plan or a single employer plan, as defined in Section 4001 of ERISA, and subject to Title IV of ERISA and which is (i) a plan maintained by Company or any Consolidated Entity for employees or former employees of Company or of any Consolidated Entity, (ii) a plan to which Company or any Consolidated Entity contributes or is required to contribute, (iii) a plan to which Company or any Consolidated Entity was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement or (iv) any other plan with respect to which Company or any Consolidated Entity has incurred or may incur liability, including, without limitation, contingent liability, under Title IV of ERISA either to such plan or to the Pension Benefit Guaranty Corporation. For purposes of the definitions of the terms "Pension Event" and "Pension Plan", Company shall include any trade or business (whether or not incorporated) which, together with Company or any Consolidated Entity, is deemed to be a single employer within the meaning of Section 4001(b)(l) of ERISA.

          (6) "Reportable Event" shall mean any event described in Section 4043(b) of ERISA or in regulations issued thereunder with regard to a Pension Plan.

     (b) ERISA Representations and Warranties. Company represents and warrants to Lenders that:

          (1) No Pension Plan has been terminated, or partially terminated, or is insolvent,or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan;

          (2) Neither Company nor any Consolidated Entity has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which, if continued, would result in a complete or partial withdrawal;

          (3) Neither Company nor any Consolidated Entity has incurred any withdrawal liability, including, without limitation, contingent withdrawal liability, to any Pension Plan, pursuant to Title IV of ERISA;

          (4) Neither Company nor any Consolidated Entity has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due;

          (5) No Reportable Event has occurred with regard to a Pension Plan;

          (6) No Pension Plan or other "employee pension benefit plan", as defined in Section 3(2) of ERISA, to which Company or any Consolidated Entity is a party has an accumulated funding deficiency (whether or not waived), as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code;

          (7) The present value of all benefits vested under any such Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits;

          (8) Each Pension Plan and each other employee benefit plan as defined in Section 3(2) of ERISA, to which Company or any Consolidated Entity is a party has received a favorable determination by the Internal Revenue Service with respect to qualification under Section 401(a) of the Internal Revenue Code;

          (9) Each Pension Plan and each other employee benefit plan as defined in Section 3(2) of ERISA, to which Company or any Consolidated Entity is a party is in substantial compliance with ERISA, and no such plan or any administrator, trustee or fiduciary thereof has engaged in a prohibited transaction defined or described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; and

          (10) Neither Company nor any Consolidated Entity has incurred any liability or a trustee or trust established pursuant to Section 4049 of ERISA or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA.

     (c) ERISA Indemnity. In addition to any other transfer prohibitions set forth herein and in the other Loan Documents, and not in limitation thereof, Company shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Collateral, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any shareholder of Company assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest in Company, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loans or the exercise of any of Lenders' rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lenders being deemed in violation of any applicable provision of ERISA. Company agrees to indemnify and hold Lenders free and harmless from and against all loss, costs (including attorneys' fees and expenses), taxes, damages (including consequential damages), and expenses Lenders may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in First National's sole judgment or by reason of a breach of the foregoing prohibitions. The foregoing indemnification shall survive repayment of the Loans.

     3.11. Solvency. Company is and, after consummation of the transactions contemplated by this Agreement, will be Solvent. "Solvent" shall mean that, as of a particular date, (i) Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business; (ii) Company is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which Company's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which Company is engaged, (iii) the fair value of the property of Company is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of Company and (iv) the present fair salable value of the assets of Company is not less than the amount that will be required to pay the probable liability of Company on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                                   ARTICLE IV
                       FINANCIAL AND AFFIRMATIVE COVENANTS

     So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Loans, unless the Required Lenders shall otherwise consent in writing, Company shall:

     4.1. Financial Covenants. Company shall maintain and comply with the following financial covenants:

          (a). Debt Service Coverage Ratio. Company shall maintain at all times, on a rolling four-quarter average (for Company's four most recent fiscal quarters then ended), a Debt Service Coverage Ratio of not less than 1.50:1.00. The first quarterly calculation and measurement of the Debt Service Coverage Ratio shall be September 30, 2005.

          (b). Liquidity Covenant. Company shall establish and maintain at all times while any Loan remains outstanding unencumbered cash balances in an amount not less than $4,000,000.00, reserving for, but not limited to, the following: costs and expenses incurred in connection with capital improvements, repairs, replacements and capital expenditures to Hotels.

     4.2. Books and Records; Inspections. Maintain proper books and records and account for financial transactions in a manner consistent with the preparation of the financial statements referenced is Section 3.7, and permit Lenders' officers and/or its authorized representatives or accountants to visit and inspect Company's properties, examine its books and records, and discuss its accounts and business with its respective officers, accountants and auditors, all at reasonable times upon reasonable notice. Without the prior written consent of the Required Lenders, Company shall not change in any material way the accounting principles upon which the financial statements referenced in
Section 3.7 were prepared and based.

     4.3. Financial Reporting. Deliver to First National financial information in such form and detail and at such times as are satisfactory to Lenders, including, without limitation:

          (a) Company's year end financial statements (to include, but not be limited to, balance sheet, income statement, and net worth reconciliation, each setting forth in comparative form figures for the preceding fiscal year of Company), reviewed by a Certified public accounting firm selected and approved by the Audit Committee as soon as available and in any event within one hundred twenty (120) days after the end of each of Company's fiscal years;

          (b) Company's interim monthly financial statements (to include its unaudited balance sheet as of the end of each such period and the related unaudited statements of income, and statement of changes in financial position for such period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year) as soon as available, but in any event within thirty (30) days after the end of each month, signed and certified correct by the Chief Financial Officer or equivalent of Company (subject to normal year-end adjustments);

          (c) At the time of delivery of the financial statements provided for in subsections (a) and (b) above (with respect to each month which is the last month of a fiscal quarter of Borrower), a certificate of the chief financial officer of Company substantially in the form of Schedule 4.3(f) attached hereto and incorporated herein by reference, (i) demonstrating compliance with the financial covenants contained in Section 4.1 by calculation thereof as of the end of each such fiscal period, (ii) stating that no Event of Default exists, or if any Event of Default does exist, specifying the nature and extent thereof and what action Company proposes to take with respect thereto and (iii) certifying that all of the representations and warranties made by Company in this Agreement and/or in any other Loan Document are true and correct in all material respects on and as of such date as if made on and as of such date; and

          (d) Such other financial information concerning Company as Lenders may require from time to time.

All financial statements required hereunder shall be complete and correct in all respects and shall be prepared in reasonable detail (consistent with the financial statements referred to in Subsection 3.7.) and applied consistently throughout the periods reflected therein.

     4.4. Payment of Debts, Taxes and Claims. Promptly pay and discharge prior to delinquency all debts, accounts, liabilities, taxes, assessments and other governmental charges or levies imposed upon, or due from, Company, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any of its property, except that nothing herein contained shall be interpreted to require the payment of any such debt, account, liability, tax, assessment or charge so long as its validity is being contested in good faith by appropriate legal proceedings and against which, if requested by First National or required by generally accepted accounting principles, reserves satisfactory to and deposited with First National have been made therefor.

     4.5. Insurance. Company will purchase, pay for in advance, and at all times maintain insurance including but not limited to: (i) fire, windstorm and other hazards, casualties and contingencies covered by the "all-risk" form of insurance; (ii) public liability, (iii) workers' compensation and (iv) property damage as is customarily maintained by similar businesses and/or as Lenders from time to time require. The amounts, limits, forms, deductibles, contents and issuer of said policies shall be subject to Lenders' reasonable approval. First National, as Collateral Agent for Lenders, shall be named as an additional insured as its interest shall appear and each of said policies; covering the Collateral shall contain a loss payable clause, and any proceeds of such insurance in excess of $100,000.00 shall be payable to First National, as Collateral Agent for Lenders, for application to the Loans and any other sums owing under this Agreement or any other Loan Document in a manner and priority to be determined by Lenders in their sole discretion. All such insurance shall provide for noncancellation without at least thirty (30) days prior written notice to Lenders and shall contain provisions protecting Lenders' interests whether or not any acts by Company or others should result in loss of coverage under such policies. The originals, certified copies or certificates of such policies, and renewals evidencing the insurance required hereunder shall be delivered to First National, as Collateral Agent for Lenders, and such insurance shall be maintained in full force and effect at all times during the period of this Agreement and while any indebtedness under the Loans remains outstanding.

     In the event Company at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lenders, without waiving or releasing any obligation or default by Company hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lenders deem advisable. All sums so disbursed by Lenders, including, without limitation, reasonable attorney's fees, court costs, expenses and other charges relating thereto, shall be part of Company obligations and indebtedness hereunder, secured by the Collateral and payable by Company to Lenders on demand. UNLESS COMPANY PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT, LENDERS MAY PURCHASE INSURANCE AT COMPANY'S EXPENSE TO PROTECT LENDERS' INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT COMPANY'S INTERESTS. THE COVERAGE THAT LENDERS PURCHASE MAY NOT PAY ANY CLAIM THAT COMPANY MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST COMPANY IN CONNECTION WITH THE COLLATERAL. COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDERS, BUT ONLY AFTER PROVIDING EVIDENCE THAT COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. IF LENDERS PURCHASE INSURANCE FOR THE COLLATERAL, COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES LENDERS MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO COMPANY'S OBLIGATIONS HEREUNDER AND SHALL BE SECURED BY THE COLLATERAL, THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE COMPANY MAY BE ABLE TO OBTAIN ON ITS OWN.

     4.6. Property Maintenance. Keep its properties in good repair, working order, and condition and from time to time make any needful and proper repairs, renewals, replacements, extensions, additions, and improvements thereto so that the business of Company will be conducted at all times accordance with prudent business management.

     4.7. Existence; Compliance With Laws. Take or cause to be taken such action as from time to time may be necessary to preserve and maintain its corporate existence in its jurisdiction of organization and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required and use due diligence to comply with all laws pertaining to the business or property of Company, or any part thereof, and with all other lawful government requirements relating to its business and property.

     4.8. Litigation; Adverse Events. Promptly inform Lenders of the commencement of any material action, suit, proceeding, arbitration, mediation or investigation against Company, or the making of any counterclaim against Company and of all material liens against any of the Company's property and promptly advise Lenders in writing of any other condition, event or act which comes to its attention that would or might materially prejudice Lenders' rights under this Agreement or the Loan Documents.

     4.9. Notification. Notify Lenders immediately if it becomes aware of the occurrence of any Event of Default (as defined under Article VI hereof) or of any fact, condition, or event that, only with the giving of notice or passage of time or both, would become an Event of Default, or if it becomes aware of a material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of Company, or the failure of Company to observe any of its undertakings under the Loan Documents. Company shall also notify Lenders in writing of any default under any other indenture, agreement, contract, lease or other instrument to which Company is a party or under which Company is obligated, and of any acceleration of the maturity of any material indebtedness of Company which default or acceleration could have a material adverse effect on Company or Company's business, and Company shall take all steps necessary to remedy promptly any such default, to protect against any such adverse claim, to defend any Such proceeding and to resolve all such controversies.

     4.10. Inspections. Company shall allow Lenders, their employees, officers, agents and representatives, at reasonable intervals and during normal business hours, to inspect Company's operations, corporate books and records, financial books and records (including the right to make copies thereof) and to discuss Company's affairs, finances and accounts with Company's principal officers and independent public accountants. Company shall permit, and will cooperate with Lenders in arranging for, inspections at reasonable intervals of Company's facilities and audits of the Collateral. Company acknowledges that any reports and inspections conducted or generated by Lenders or their agents or representatives, shall be made for the sole benefit of Lenders and not for the benefit of Company or any third party, and Lenders do not assume any liability, responsibility or obligation to Company or any third party by reason of such inspections or reports. The reasonable cost of any audits or inspections made by Lenders shall be paid or reimbursed by Company.

     4.11. Conduct of Business. Continue to engage in an efficient and economical manner in the business currently conducted by Company on the date of this Agreement.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Loans, this Agreement or any of the other Loan Documents, Company shall not, without the prior written consent of the Required Lenders:

     5.1. Liens. Create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance upon any of its personal properties or assets, whether now owned or hereafter acquired, except such security interests, mortgages, pledges, liens or other encumbrances:

     (a) created or granted by Company under or pursuant to this Agreement;

     (b) securing debt allowed in Section 5.4 below incurred in the ordinary course of Company's business, consistent with current practices;

     (c) liens for taxes, assessments or governmental charges or levies to the extent not delinquent of that are being diligently contested in good faith by appropriate proceedings and for which Company has set aside adequate reserves in accordance with generally accepted accounting principles;

     (d) cash pledges or deposits to secure (A) obligations under workmen's compensation laws or similar legislation, (B) public or statutory obligations of Company, (C) bids, trade contracts, surety and appeal bonds, performance bonds, letters of credit and other obligations of a similar nature incurred in or necessary to the ordinary course of Company's business;

     (e) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing Obligations which are not overdue by more than 60 days or which have been fully bonded or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with generally accepted accounting principles;

     (f) purchase money liens or purchase money security interests upon or in property acquired or held by Company in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such liens or security interests, or liens or security interests existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such lien or security interest shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the lien or security interest being extended, renewed or replaced, and provided, further, that the aggregate principal amount of indebtedness at any one time outstanding secured by liens permitted by this clause (f) shall not exceed $75,0OO.0O per Hotel;

     (g) easements, rights-of-way, zoning and other similar restrictions and encumbrances, which do not (individually or in the aggregate) materially detract from the use of the property to which they attach by Company;

     (h) liens disclosed in Schedule 3.5 attached to this Agreement and incorporated herein by reference; and

     (i) mortgages or deeds of trust providing permanent financing on Company's Hotels which are not collateral for the Loans.

     5.2. Fundamental Changes. Wind up, liquidate, or dissolve; reorganize, merge or consolidate with or into another entity, or sell, transfer, convey or lease all, substantially all or any material part of its property, to another person or entity other than sale of Company's inventory in the ordinary course of business; sell or assist any accounts receivable; purchase or otherwise acquire all or substantially all of the assets of any corporation, partnership, limited liability company or other entity, or any shares or similar equity interest in any other entity if such entity is in a business unrelated to the business of Company,

     5.3. Conduct of Business. Materially alter the character in which it conducts its business or the nature of such business conducted at the date hereof.

     5.4. Debt. Create, incur, assume or suffer to exist any direct or indirect indebtedness, except the following:

          (a) Indebtedness under or pursuant to this Agreement or the other Loan Documents;

          (b) Accounts payable to trade creditors for goods or services which are not aged more than me later of (i) ninety (90) days from the billing date, or (ii) ten (10) days from the due date, or (iii) the "special payment date" offered to Company from time to time by a particular trade creditors, and current operating liabilities (other than for borrowed money) which are not more than thirty (30) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

          (c) Indebtedness to First National under that certain Loan Agreement dated July 20,2004 in the maximum principal amount of $25,000,000.00; and

          (d) The indebtedness described in Schedule 3.5 attached hereto and incorporated herein by reference.

     5.5. Investments. Acquire for investment purposes, investments that would not qualify as "customary and prudent investments", consistent with the current investment practices of Company,

     5.6. Loans. Directly or indirectly loan amounts to or guarantee the debts of any person or entity including, but not limited to an affiliate, subsidiary, parent of Company, or any shareholder, officer or employee thereof; or of any officer, employee or shareholder of Company or to any entity controlled by any such entity, officer, shareholder or employee, provided, however, that Company may make loans to Company's employees in an amount not to exceed $50,000 in the aggregate at any time outstanding.

     5.7. Executive Management. Unless Lenders' otherwise consent in writing, Kerry W. Boekelheide shall remain Company's operations manager and the President of The Summit Group, Inc., and The Summit Group, Inc. shall be the property manager of each Hotel pursuant to Company's Operating Agreement.

     5.8 Transactions With Affiliates. Enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its affiliates or subsidiaries, in each case unless such arrangement or contract (i) is otherwise permitted by this Agreement, (ii) is in the ordinary course of business of Company or such affiliate or subsidiary, as the case may be, and (iii) is on terms no less favorable to Company or such affiliate or subsidiary than if such arrangement or contract had been negotiated in good faith on an arm's-length basis with a person or entity that is not an affiliate or subsidiary of Company.

     5.9. Refinance/Special Loans. Company shall not refinance any Property where the principal amount of the debt exceeds seventy percent (70%) of the Appraised Value of such Property. Any loan proceeds from the refinancing of debt on Property in excess of the payoff balance of such debt ("Takeout Equity") shall not be distributed to Company's members, officers, investors, affiliates or any other related entity if before or after giving effect to such distribution all such distributions of Takeout Equity in the aggregate in any fiscal year of Company exceeds fifteen percent (15%) of Company's tangible net worth (with tangible net worth calculated in accordance with generally accepted accounting principles and measured at the time of such distribution), In addition, without the prior written consent of the Required Lenders, there shall not be Special Loans outstanding at any time in the aggregate principal amount in excess of 25% Of the aggregate Commitments. The term Special Loans shall mean a Loan where the original principal amount Of such Loan exceeded 100% of the purchase price of the Hotel securing such Loan.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     6.1. Events of Default. The occurrence of any one or more of the following events shall constitute a default by Company under this Agreement ("Event of Default"):

          (a) The non-payment, when due, whether by demand, acceleration or otherwise, of any principal and/or interest payment, fee or other obligation for the payment of money under the Loans or under any other Loan Document and the same remains unpaid for a period of ten (10) days after written notice from First National to Company of such failure; or

          (b) A breach by Company or the occurrence of an Event of Default under any loan agreement, promissory note, security agreement or other agreement, contract or document beyond any applicable grace or notice and cure period unless Company is contesting such failure in good faith through appropriate proceedings, and if requested by Lenders or required by generally accepted accounting principles, Company has bonded, reserved or otherwise provided for payment of such indebtedness; or

     (c) A breach by Company in the performance or observance of any term, covenant or provision contained in Sections 4.1, 4.4, 4.5, 4.7, 4.9, 5.1, 5.2, 5.3, 5.4, 5.7 or 5.9 of this Agreement and the same remains unperformed or is not cured within a period of ten (10) days after written notice from First National to Company of such failure; or

     (d) A breach by Company in the performance or observance of any agreement, term, Covenant or condition contained herein (other than (a) or (c) above) or in the other Loan Documents and such failure shall not have been remedied within a period of thirty (30) days after written notice is given to the defaulting party; or

     (e) Any information, representation or warranty made herein, in the Loan Documents or in any other writing furnished to Lenders in connection with the Loans, this Agreement or any other Loan Document both before and after the execution hereof, shall be or become incomplete, misleading or false in any material respect; or

     (f) Company shall (i) fail to pay any indebtedness for borrowed money, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after any applicable grace or notice and cure period, unless Company is contesting such failure in good faith through appropriate proceedings, and if requested by Lenders or required by generally accepted accounting principles, Company has bonded, reserved or otherwise provided for payment of such indebtedness; or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure is to permit the acceleration of the maturity of such indebtedness;

     (g) Company shall (i) generally not pay, or be unable to pay, or admit in writing its inability to pay its debts as such debts become due; or (ii) makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver, or trustee for it, any Collateral or for a substantial part of its assets; or (iii) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) has any such bankruptcy, reorganization, dissolution, composition or readjustment of debt petition or application filed or any such proceeding commenced against it which is not discharged within thirty (30) days; or (v) takes any action indicating consent to, approval of, or acquiescence in any such proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its assets and properties; or (vi) suffers any judgment, writ of attachment, execution or similar process to be issued or levied against all or a substantial part of its property or assets which is not released, stayed or bonded within thirty (30) days; Or

     (h) Company transfers, sells, assigns, or conveys all or any material part of its assets or property without the prior written consent of the Required Lenders.

     6.2. Remedies, Upon the occurrence of an Event of Default beyond any applicable notice and cure period, the sums payable under the Loans (as well as any other indebtedness of Company to Lenders) then outstanding, shall become forthwith due and payable in full, together with interest thereon, and Lenders shall have no obligation to make any further Pool One Advances or Pool Two Loans. First National, as Collateral Agent for the Lenders, may resort to any and all security and to any remedy existing at law or in equity for the collection of all outstanding indebtedness and the enforcement of the covenants and provisions of the Loan Documents against Company. First National's resort to any remedy, shall not prevent the concurrent and subsequent employment of any remedy or claim against Company,

     6.3. Waiver. Any waiver of an Event of Default by Lenders shall not extend to or affect any subsequent Event of Default. No failure or delay by Lenders in exercising any right hereunder shall operate as a waiver, nor shall any single or partial exercise of any right preclude any other right hereunder.

     6.4. Setoff. Upon the occurrence and during the continuance of any Event of Default, Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) relating or attributable to or associated with a Hotel, against the Loans. Lenders agree to notify Company in writing after any such set-off and application made by Lenders; provided; however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lenders under this Section 6.4 are in addition to other rights and remedies that any Lender may have.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1. Conditions Precedent to Closing. As a condition precedent to Closing, Company shall have delivered to the Administrative Agent the following documents:

          (a) This Agreement duly executed by the authorized managers) of Company;

          (b) Certified copies of the Articles of Organization and Operating Agreement of Company and an appropriate resolution or authority of Company duly authorizing the execution and delivery of the Loan Documents and Company's performance hereunder and thereunder;

          (c) Company shall have delivered to First National a certificate of good standing dated not more than thirty (30) days prior to the date of this Agreement from the South Dakota Secretary of State;

          (d) Any other documents, instruments and reports as Lenders shall reasonably request; and

          (e) The payment by Company of all Lenders' fees and expenses relating to the underwriting, approving, due diligence, documenting, securing, negotiating and closing the Loans, including, but not limited to, the payment of each Lender's reasonable attorneys' fees and costs.

     7.2. Conditions Precedent to a Pool One Advance or an initial Pool Two Loan. Lenders shall have no obligation to fund a Pool One Advance or make an initial Pool Two Loan (or a Pool Two Loan other than a Pool Two Loan converted from a Pool One Advance) until Company provides Lenders with or satisfies all of the following requirements and Lenders approve such requirements:

          (a) Company identifies to Lenders the Hotel being acquired by Company by Franchise and address;

          (b) Company notifies Lenders of the Project Costs of the Hotel being acquired;

          (c) Company provides Lenders with an MAI Appraisal Report of the Hotel being acquired meeting FIRREA guidelines and otherwise in form acceptable to Lenders which establishes the fair market value of the Hotel being acquired;

          (d) Company shall deliver to Lenders a lender's title policy in form and substance satisfactory to Lenders and issued by a title company acceptable to Lenders. Such title policy shall insure in the amount of the Pool One Advance that the deed of trust or mortgage is a valid and subsisting first priority lien on the Property acquired with the Pool One Advance, subject only to exceptions acceptable to Lenders, and containing such endorsements required by Lenders;

          (e) a duly certified ALTA/ACSM urban class survey showing the boundaries of the Hotel being acquired with the Pool One Advance and all improvements thereon, with flood zone and wet lands certification and showing the location of all encroachments, easements and other matters affecting such Property required to be shown in an ALTA urban class survey, with such survey in form and substance satisfactory to Lenders;

          (f) A Phase I environmental site assessment of the Hotel being acquired with the Pool One Advance meeting current ASTM Standards and otherwise in form and scope satisfactory to Lenders and such other or further reports or studies of such Hotel as may be reasonably required by Lenders, performed by an environmental consultant or engineer acceptable to Lenders, which establishes the environmental condition of such Property as satisfactory to Lenders;

          (g) Evidence satisfactory to Lenders that all installments of general real estate taxes, special assessments and other levies against the Hotel being acquired with the Pool One Advance have been paid in full;

          (h) Along with the Pool One Note evidencing such Pool One Advance or Pool Two Note evidencing such Pool Two Loan, Company shall execute in favor of and deliver to Collateral Agent a deed of trust or mortgage and assignment of rents and leases encumbering the Hotel and constituting a valid and perfected first lien on the Hotel and a certificate of insurance naming Lenders as loss payee on the casualty insurance policy covering such Hotel under a standard mortgagee clause;

          (i) A Security Agreement duly executed by an authorized officer(s) of Company, together with (i) originals of the financing statements for filing under the Uniform Commercial Code in all jurisdictions necessary or, in the opinion of First National, desirable to perfect the Security interests of First National, as Collateral Agent for Lenders, in the Personal Property Collateral described in Article II above on the specific Hotel created by the Security Agreement; and (ii) originals of termination statements relating to any prior financing statements of record, for filing under the Uniform Commercial Code in all jurisdictions where such prior financing statements are filed of record;

          (j) a certificate of good standing from the Secretary Of State in which the applicable Hotel is located evidencing Company's authority to conduct business in such state; and

          (k) Such other matters and requirements as Lenders may reasonably require in Connection with its due diligence and underwriting of a particular Hotel being acquired with a Pool One Advance or Hotel being refinanced with the Pool Two Loan.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1. Amendments. This Agreement may be amended or modified in whole or in part at any time provided that such amendment or modification be in writing and signed by the parties hereto.

     8.2. Expenses. All costs, expenses and liabilities incurred by Lenders in the collection, or in attempting to collect, any indebtedness arising under the Loan Documents, and all reasonable attorneys' and paralegals' fees, costs and expenses incurred in connection with such matters, Shall constitute a demand obligation owing by Company and shall bear interest at the highest rate of interest provided for under this Agreement. In addition, Company shall pay or reimburse Lenders on demand for all reasonable costs and expenses incurred by Lenders in connection with the due diligence and documenting of the Loans, including, but not limited to, Lenders' reasonable attorneys' fees in connection therewith, and the attachment and recordation of Lenders' security interest in the Collateral.

     8.3. Delay; Waiver. Any waiver of an Event of Default by Lenders shall not extend to or affect any subsequent default, whether it be the same Event of Default or not, nor impair any right consequent thereon. No failure or delay on the part of First National in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement or of any instrument executed hereunder or pursuant hereto or consent to any departure by Company therefrom shall be effective unless the same shall be in writing, signed by an officer of First National, and then only to the extent specified. All rights and remedies of Lenders herein and by law afforded will be cumulative and will be available to Lenders until the indebtedness of Company under the Loan Documents is paid in full.

     8.4. Notices. Any notice, request, authorization, approval or consent made hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, and shall be deemed given when delivered or postmarked and mailed postage prepaid to the following addresses or when sent by facsimile which confirms receipt to the following facsimile numbers:

     If to First National:   First National Bank of Omaha
                             One First National Center
                             Stop 1050
                             Omaha, Nebraska 68197
                             Attn: Marc T. Wisdom
                             Facsimile: (402) 633-3519

     With a copy to:         Abrahams Kaslow & Cassman LLP
                             8712 West Dodge Road
                             Suite 300
                             Omaha, Nebraska 68114
                             Attn: James M. Pfeffer
                             Facsimile: (402) 392-0816

     If to Company:          Summit Hotel Properties, LLC
                             2701 South Minnesota Avenue
                             Suite 6
                             Sioux Falls, South Dakota 57105
                             Attn: Hulyn Farr
                             Facsimile: (605) 362-9388

     Lenders and Company may designate a change of address by notice given in accordance with the provisions of this Subsection at least five (5) days before such change is to become effective.

     8.5. Transfer or Assignment. This Agreement shall extend to and be binding upon the successors and assigns of the parties hereto; provided, however, that Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of Lenders, and any such assignment or transfer without such consent shall be void. Lenders may sell participations in the Loans without notice to Company.

     8.6. Construction of Agreement. The titles and headings of the Subsections and paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such Subsections and paragraphs and shall not be given any consideration in the construction of this Agreement.

     8.7. Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws rules. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of Nebraska in Douglas County, or of the United States for the District of Nebraska, and, by execution and delivery of this Agreement, Company hereby irrevocably accepts for it self and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 8.4, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of First National to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against Company in any other jurisdiction. Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. FIRST NATIONAL AND COMPANY HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

     9.1 Authorization and Action.

     (a) Company shall approve any Lender added as a party to this Agreement from time to time as well as the amount of such Lender's Commitment.

     (b) The Lenders from time to time a party hereto hereby irrevocably appoints First National as its agent and authorizes First National to take such actions on their behalf and to exercise such powers as are delegated to First National by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto, subject to the limitations set forth in the Participation Agreement(s) between Lenders and First National (the "Participation Agreements").

     (c) First National shall have the same rights and powers in its capacity as a lender as the other Lenders and may exercise the same as though it were not the Administrative Agent, and First National and First National's affiliates may accept deposits from, lend money to and generally engage in any kind of business with Company or any of its subsidiaries or affiliate as if it were not the Administrative Agent hereunder.

     (d) First National shall not have any duties or obligations except those expressly set forth in the Loan Documents and the Participation Agreements. Without limiting the generality of the foregoing, (i) First National shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) First National shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that First National is required to exercise in writing by the Required Lenders, and (iii) except as expressly set forth in the Loan Documents, First National shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Company or any of its subsidiaries or affiliates that is communicated to or obtained by First National serving as Administrative Agent or any of First National's affiliates in any capacity, except as set forth in the Participation Agreements. First National shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. First National shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to First National by Company or the other Lenders. First National shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty of representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article VII or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to First National and except as set forth in the Participation Agreements.

     (e) First National shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. First National also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper person, and shall not incur any liability for relying thereon. First National may consult with legal counsel (who may be counsel for Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     (f) First National may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by First National. First National and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective affiliates and subsidiaries. The exculpatory provisions of the preceding subsections of this Section 9.1 shall apply to any such sub-agent and to the affiliates and subsidiaries of First National and any such sub-agent, and shall apply to their respective activities in connection with the administration of the credit facilities provided for herein as well as activities as Administrative Agent.

     (g) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this subsection (g), First National may resign at any time as Administrative Agent by notifying the other Lenders and Company. Upon any such resignation, Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Lenders other than First

National and such successor shall not have accepted such appointment within 30 days after First National gives notice of its resignation, then First National may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Lender or an affiliate of a Lender. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and First National shall be discharged from its duties and obligations hereunder. The fees payable by Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective affiliates and subsidiaries in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     (h) Each Lender acknowledges that it has independently and without reliance upon First National and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon First National and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     9.2. Indemnification. Each Lender other than First National agrees to indemnify First National (to the extent not reimbursed by Company), ratably according to the respective percentage of the Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against First National acting as Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by First National acting as the Administrative Agent under this Agreement or any other Loan Document, provided that each Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from First National's gross negligence or willful misconduct in connection with First National acting as Administrative Agent. Without limitation of the foregoing, each Lender other than First National agrees to reimburse First National promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by First National in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that First National is not reimbursed for such expenses by Company.

                                    ARTICLE X
                                YIELD PROTECTION

     10.1. Yield Protection. (a) Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the date hereof (any such introduction, change, guideline or request being referred to herein as a "REGULATORY CHANGE"), there shall be reasonably incurred any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Advances accruing interest at the LIBOR Rate, then Company shall from time to time, upon demand by First National as Administrative Agent for the Lenders, pay to the Administrative Agent for the account of such Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such increased cost and giving a reasonable explanation thereof, submitted to Company shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

     (b) Capital. If any Lender determines that (i) as a result of a Regulatory Change, compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, whether directly, or indirectly as a result of commitments of any corporation controlling such Lender (but without duplication), and (ii) the amount of such capital is increased by or based upon
(A) the existence of such Lender's commitment to lend hereunder, or (B) the participation in or issuance or maintenance of any Advance and (C) other similar such commitments, then, upon demand by such Lender, Company shall immediately pay to the Administrative Agent for the account of such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the transactions contemplated hereby. A certificate as to such amounts and giving a reasonable explanation thereof (to the extent permitted by law), submitted to Company and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (c) Notices. Each Lender hereby agrees to use commercially reasonable efforts (including the giving of a notice in accordance with Section 8.4 above) to notify Company of the occurrence of any event referred to in subsection (a) or (b) of this Section 10.1 promptly after becoming aware of the occurrence thereof. The failure of either Lender to provide such notice or to make demand for payment under said subsection shall not constitute a waiver of such Lender's rights hereunder.

     (d) Survival of Obligations. Company's obligations under this Section 10.1 shall survive the repayment of all other amounts owing to the Lenders and the Administrative Agent under the Loan Documents and the termination of the Loans. If and to the extent that the obligations of Company under this Section 10.1 are unenforceable for any reason, Company agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     10.2. Taxes. (a) All payments by Company hereunder and under the other Loan Documents shall be made free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, taxes imposed on its net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of any Lender, taxes imposed on its net income, and franchise taxes imposed on it by the jurisdiction of such Lender's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.2) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Company shall make such deductions and (iii) Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance With applicable law

     (b) In addition, Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) Company agrees to indemnify each Lender for the full amount of Taxes and Other Taxes (including any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.2) paid by such Lender and any liability (including penalties, interest and expenses, except for any penalties, interest and expenses caused by the gross negligence or willful misconduct of such Lender) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender makes written demand therefor, which demand shall be accompanied by a statement providing an explanation of the facts and calculations that form the basis of such demand.

     (d) Within 30 days after the date of any payment of Taxes, Company will furnish to the Administrative Agent die original or a certified copy of a receipt evidencing payment thereof or, if a receipt is unavailable, such other evidence reasonably satisfactory to the Administrative Agent.

     (e) Without prejudice to the survival of any other agreement of Company hereunder, the agreements and obligations of Company contained in this Section
10.2 shall survive the repayment of all other amounts owing to die Lenders and the Administrative Agent under the Loan Documents and the termination of the Loans. If and to the extent that the obligations of Company under this Section
10.2 are unenforceable for any reason, Company agrees to make die maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

     IN WITNESS WHEREOF, the parties hereto have cased this Agreement to be executed by their duly authorized officers on the day and year first above written,

                                        SUMMIT HOTEL PROPERTIES, LLC, BY THE
                                        SUMMIT GROUP, INC., ITS COMPANY MANAGER


                                        By: /s/ Kerry W. Boekelheide
                                            ------------------------------------
                                            Kerry W. Boekelheide, President


                                        FIRST NATIONAL BANK OF OMAHA


                                        By: /s/ Marc T. Wisdom
                                            ------------------------------------
                                        Title: Commercial Loan Officer

                                        M & I MARSHALL & ILSLEY BANK


                                        By: /s/ Brenden Moran
                                            ------------------------------------
                                        Title: Assistant Vice President

                                        BANK MIDWEST, N.A.


                                        By: /s/ Paul Baker
                                            ------------------------------------
                                        Title: Vice President

                                    EXHIBIT A
                                  (DEFINITIONS)

"Acquisition Advance" shall mean an advance under that certain Loan Agreement dated July 20, 2004 between First National Bank of Omaha and Company used by Company to finance Company's purchase of a limited service hotel(s).

"Administrative Agent" shall mean First National Bank of Omaha and its successors, assigns and replacements,

"Appraised Value" shall mean the "as stabilized" value of a Hotel, determined in accordance with Section 7.2(c) of this Agreement.

"Audit Committee" shall mean Company's Audit Committee established pursuant to Company's Operating Agreement, which Audit Committee shall contain independent members.

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Omaha, Nebraska or Milwaukee, Wisconsin are authorized or required to close or any day on which dealings between banks are not carried on in U.S. dollar deposits in London, England.

"Collateral Agent" shall mean First National Bank of Omaha and its successors, assigns and replacements.

"Commitments" means the dollar amount each Lender has committed to lend to Company hereunder, which commitments shall be the principal amount indicated in
Schedule 1.1 attached hereto and incorporated herein by reference.

"Debt Service Coverage Ratio" shall be calculated consistent with the principles used in the preparation of the financial statements referenced in Section 3.7 of this Agreement as earnings before interest, income taxes, depreciation, amortization and non-recurring renovation/remodel expenses funded with the proceeds of a Loan or other non-operating sources, divided by principal and interest payments on the aggregate first mortgage term debt scheduled and paid during the trailing four (4) quarters. Expenses of Company funded with loan proceeds from the refinance of a Hotel(s} owned by Company where such loan proceeds are used for repair and maintenance of such Hotel(s) shall be excluded from the determination of the Debt Service Coverage Ratio.

"Hotel" means a limited service hotel securing the Loans.

"LIBOR Rate" shall mean, for 30 day interest periods, the London Interbank Offered Rate for U.S. Dollars for such interest period as quoted in the Money Rates section of The Wall Street Journal, the Knight-Ridder News Service or such other comparable service used by First National from time to time.

the foregoing, without the prior written consent of the Required Lenders, the amount of a Pool One Advance shall not exceed one hundred twenty percent (120%) of the purchase price of the Hotel acquired with such Pool One Advance. In no event shall Pool One Advances in the aggregate at any time exceed the lesser of
(i) the aggregate Commitments of the Lenders minus the amount of Loans outstanding at the time of a request for a Pool One Advance and (ii) $50,000,000.00 minus the amount of Loans outstanding at the time of a Pool One Advance.

"Pool Two Certificate" shall mean a certificate substantially in the form of the certificate attached as Schedule 1.3 hereto completed by Company and delivered to Lenders at the time of the giving of a Notice of Borrowing for a Pool Two Loan.

"Project Costs" shall mean the total amount of the purchase price, franchise fees, franchise required expenditures including, but not limited to, capital improvements, signage and computer systems, architectural expenses, permits and fees, initial working capital and financing and closing costs relating to a Hotel.

"Required Lenders" shall mean Lenders holding fifty-one percent (51%) or more of the aggregate Commitments.

"Termination Date" shall mean the earlier to occur of (i) June 24, 2007 or (ii) the date of the Administrative Agent accelerates the Loans after the occurrence of an Event of Default.

                                    EXHIBIT B
                              (POOL ONE NOTE FORM)

                                  POOL ONE NOTE

$____________________                                    ________________, 200__

     FOR VALUE RECEIVED, the undersigned, Summit Hotel Properties, LLC ("Borrower"), a South Dakota limited liability company, hereby promises to pay to the order of First National Bank of Omaha ("Lender") as Administrative Agent for the Lenders, at its offices in Omaha, Nebraska or at such other place as the owner and holder of this Pool One Note ("Note") may direct, and in lawful money of the United States of America and to immediately available funds, the principal sum of $________________, plus accrued interest. This Note evidences a Pool One Advance under and is issued pursuant to the terms and conditions contained in that certain Loan Agreement ("Loan Agreement") dated of even date herewith between Borrower, Lender and the other Lenders a party thereto, as it may be from time to time amended or restated, and the terms, conditions and provisions of the Loan Agreement, including, without limitation, the provisions relating to collateral securing and limitations on borrowing under this Note, are incorporated herein by reference. Capitalized terms not otherwise defined in this Note shall have the meaning given to such terms in the Loan Agreement.

     This Note shall bear interest at a variable per annum rate equal to 2.65% in excess of the LIBOR Rate, fixed for interest periods of thirty (30) days. Interest shall be calculated on the actual number of days outstanding on the basis of a year consisting of 360 days, and shall be payable monthly, in arrears, commencing on ____________________, 200____ and continuing on the ____________ day of each month thereafter until the earlier to occur of (i)
____________, 200__ and (ii) the date Administrative Agent accelerates this Note due to an Event of Default (the "Maturity Date") when the outstanding principal balance together with accrued and unpaid interest shall be due and payable in full. The principal balance of this Note shall bear interest after maturity, whether by acceleration or otherwise, at a variable per annum rate equal to four percent (4%) in excess of the LIBOR Rate, but not to exceed the maximum rate allowed by law.

     The principal balance outstanding this Note together with accrued and unpaid interest shall be due and payable in full on the Maturity Date. Borrower may, at any time, make principal prepayments as provided for in the Loan Agreement. All payments shall be first applied to any expenses, fees, protective advances or other sums due or to be reimbursed to Administrative Agent or Collateral Agent under the Loan Agreement or any other Loan Document, then to accrued interest and last to principal.

     The aggregate unpaid principal amount plus interest shall become due and payable without demand or further action on the part of Lender upon the occurrence of an Event of Default and subsequent to all applicable grace or notice and cure periods as set forth under the Loan Agreement. If the maturity date of this Note is accelerated as a consequence of an Event of Default, then Lenders shall have all the rights and remedies provided for in the Loan Agreement, the other Loan Documents, or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of Lenders provided in the Loan Agreement, the Other Loan Documents or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lenders, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing. Lender's failure after the occurrence of an Event of Default to declare this Note immediately due and payable in full shall not constitute a waiver of such right in connection with any future Event of Default. Lender may rescind any acceleration of this Note without in any way waiving or affecting its right to accelerate this Note in the future. Lender's acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this Note made by Lender.

     Unless prohibited by law. Borrower will pay on demand all costs of collection, legal expenses and attorneys' fees incurred or paid in collecting and/or enforcing this Note.

     If any installment of this Note shall become due and payable on a day which is not a business day of Lender, payment shall be made on the next succeeding business day of Lender and, with respect to payments of principal, interest shall be payable thereon at the applicable rate during such extension.

     Borrower and all endorsers, sureties, guarantors and other persons liable hereon or who may become liable for the payment hereof, severally waive demand, presentment, notice of dishonor or nonpayment, notice of protest and any and all lack of diligence in the enforcement hereof and hereby assent to each and any extension or postponement of the time of payment, at or after maturity, or other indulgence or modification and hereby waive any and all notice thereof.

     This Note is secured by the Collateral defined in the Loan Agreement and by those certain [Deed Of Trust/Mortgage] and Security Agreement, each of even date herewith on the property encumbered thereunder.

     This Note shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws principles.

     IN WITNESS WHEREOF, the undersigned have duly caused this Note to be executed in favor of and delivered to Lender as of the date first written above.

                                        SUMMIT HOTEL PROPERTIES, LLC, a South
                                        Dakota limited liability company, by THE
                                        SUMMIT GROUP, INC., its Company Manager


                                        By:
                                            ------------------------------------
                                            Kerry W. Boekelheide, President

                                    EXHIBIT C
                              (POOL TWO NOTE FORM)

                                  POOL TWO NOTE

$____________________                                     ________________, 200_

     FOR VALUE RECEIVED, the undersigned, Summit Hotel Properties, LLC ("Borrower"), a South Dakota limited liability company, hereby promises to pay to the order of First National Bank of Omaha ("Lender") as Administrative Agent for the Lenders, at its offices in Omaha, Nebraska or at such other place as the owner and holder of this Pool Two Note ("Note") may direct, and in lawful money of the United States of America and in immediately available funds, the principal sum of $______________________, plus accrued interest. This Note evidences a Pool Two Loan under and is issued pursuant to the terms and conditions contained in that certain Loan Agreement ("Loan Agreement") dated of even date herewith between Borrower, Lender and the other Lenders a party thereto, as it may be from time to time amended or restated, and the terms, conditions and provisions of the Loan Agreement, including, without limitation, the provisions relating to collateral securing and limitations on borrowing under this Note, are incorporated herein by reference, Capitalized terms not otherwise defined in this Note shall have the meaning given to such terms in the Loan Agreement.

     This Note shall bear interest at a variable per annum rate equal to the Applicable Margin in excess of the LIBOR Rate, fixed for interest periods of thirty (30) days. Interest shall be calculated on the actual number of days outstanding on the basis of a year consisting of 360 days, and shall be payable monthly, in arrears, on the same dates that principal installments under this Note are due and on the date Administrative Agent accelerates this Note due to an Event of Default. The principal balance of this Note shall bear interest after maturity, whether by acceleration or otherwise, at a variable per annum rate equal to four percent (4%) in excess of the LIBOR Rate, but not to exceed the maximum rate allowed by law.

     The principal balance of this Note shall be payable in fifty-nine (59) equal monthly installments of $_____________________, with the amount of such monthly installments calculated on a twenty (20) year amortization schedule, commencing on _________________________ and continuing on the same day of each month thereafter until ____________________ when the outstanding principal balance together with accrued and unpaid interest shall be due and payable in full. Borrower may, at any time, make principal prepayments as provided for in the Loan Agreement. All payments shall be first applied to any expenses, fees, protective advances or other sums due or to be reimbursed to Administrative Agent or Collateral Agent under the Loan Agreement or any other Loan Document, then to accrued interest and last to principal.

     The aggregate unpaid principal amount plus interest shall become due and payable without demand or further action on the part of Lender upon the occurrence of an Event of Default and subsequent to all applicable grace or notice and cure periods as set forth under the Loan Agreement. If the maturity date of this Note is accelerated as a consequence of an Event of Default, then Lenders shall have all the rights and remedies provided for in the Loan Agreement, the other Loan Documents, or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of Lenders provided in the Loan Agreement the other Loan Documents or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lenders, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, Lender's failure after the occurrence of an Event of Default to declare this Note immediately due and payable in foil shall not constitute a waiver of such right in connection with any future Event of Default. Lender may rescind any acceleration of this Note without in any way waiving or affecting its right to accelerate this Note to the future. Leader's acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this Note made by Lender.

     Unless prohibited by law, Borrower will pay on demand all costs of collection, legal expenses and attorneys' fees incurred or paid in collecting and/or enforcing this Note.

     If any installment of this Note shall become due and payable on a day which is not a business day of Lender, payment shall be made on the next succeeding business day of Lender and, with respect to payments of principal, interest Shall be payable thereon at the applicable rate during such extension.

     Borrower and all endorsers, sureties, guarantors and other persons liable hereon or who may become liable for the payment hereof, severally waive demand, presentment, notice of dishonor or nonpayment, notice of protest and any and all lack of diligence in the enforcement hereof and hereby assent to each and any extension or postponement of the time of payment, at or after maturity, or other indulgence or modification and hereby waive any and all notice thereof.

     This Note is secured by the Collateral defined in the Loan Agreement and by those certain [Deed of Trust/Mortgage] and Security Agreement, each of even date herewith on the property encumbered thereunder.

     This Note shall be governed by, and construed in accordance with, the laws of the State Of Nebraska, exclusive of its choice of laws principles.

     IN WITNESS WHEREOF, the undersigned have duly caused this Note to be executed in favor of and delivered to Lender as of the date first written above.

                                        SUMMIT HOTEL PROPERTIES, LLC, a South
                                        Dakota limited liability company, by THE
                                        SUMMIT GROUP, INC., its Company Manager


                                        By:
                                            ------------------------------------
                                            Kerry W. Boekelheide, President

                                  SCHEDULE 1.1
                                  (COMMITMENTS)

First National Bank of Omaha:   $ 5,000,000,00
M & I Marshall & Ilsley Bank    $10,000,000.00
Bank Midwest, N.A.              $15,000,000.00

                                  SCHEDULE 1.3
                             (POOL TWO CERTIFICATE)

                              POOL TWO CERTIFICATE

     The undersigned certifies that he/she currently is the ________________ of Summit Hotel Properties, LLC ("Company"), a South Dakota limited liability company, and that he/she is submitting this Pool Two Certificate in connection with a Notice of Borrowing for a Pool Two Loan under that certain Loan Agreement between Company, First National Bank of Omaha and the other Lenders a party thereto (First National Bank of Omaha and such other Lenders are hereinafter collectively referred to as the "Lenders") dated June __, 2005 ("Loan Agreement"). This Pool Two Certificate relates to the Hotel identified below which will secure the Pool Two Loan requested in connection with this Pool Two Certificate. The undersigned is submitting this Pool Two Certificate to demonstrate compliance with the Conversion Requirements provided for in the Loan Agreement. Also attached hereto are all relevant facts in reasonable detail to evidence the computations of the financial covenants, which were computed in accordance with the terms of the Loan Agreement.

I.   HOTEL INFORMATION

Name: __________________________________

Franchise: _____________________________

Address: _______________________________

         _______________________________

         _______________________________

Pool Two Loan
Amount Requested _______________________

II.  APPRAISED VALUE/PROJECT COST OF THE HOTEL

The Pool Two Loan cannot exceed 65% of the lesser of the

Appraised Value of the Hotel ________________________ or

Project Cost of the Hotel    ________________________.

65% of the lesser of the Appraised Value and the Project Costs of the Hotel is ________________________.

Purchase Price (if applicable): ________________________ (Pool Two Loan amount cannot exceed 120% of the purchase price without the prior written consent of the Required Lenders, notwithstanding the Appraised Value/Project Cost determined above).

III. DEBT SERVICE COVERAGE RATIO

The Debt Service Coverage Ratio for the Hotel covered by this Pool Two
Certificate: ________________________

Required Debt Service Coverage Ratio: 1.25:1.0

Calculation of Debt Service Coverage Ratio:

Earnings ________________________ before

Interest ________________________,

Income taxes ________________________,

Depreciation ________________________,

Amortization ________________________ and

Non-recurring renovation/remodel expenses funded with the proceeds of a Loan or other non-operating sources ______________________, divided by

Principal and interest payments on the aggregate first mortgage term debt scheduled and paid during the trailing 4 quarters ______________________

Equals ______________________.

IV.  FINANCIAL COVENANT COMPLIANCE

DEBT SERVICE COVERAGE RATIO

Company's Debt Service Coverage Ratio at the time of this Pool Two Certificate (based upon the latest available calculation date):
________________________

Required Debt Service Coverage Ratio: 1.5:1.0

Calculation of Debt Service Coverage Ratio:

Earnings ________________________ before

Interest ________________________,

Income taxes ________________________,

Depreciation ________________________,

Amortization ________________________ and

Non-recurring renovation/remodel expenses funded with the proceeds of a Loan or other non-operating sources ______________________, divided by

$________________________

Required Liquidity Covenant $4,000,000.00

V.   DEFAULTS

The undersigned hereby certifies that the above reported information is correct, and that

[ ]  No event of default has occurred; or

[ ]  An event of default has occurred under the following circumstances:
     (Insert detail or attach description)


By:                                     Date:
    ---------------------------------         ----------------------------------
Title:
       ------------------------------

                                  SCHEDULE 3.5
                                (PERMITTED LIENS)

CREDITOR   AMOUNT
--------   ------


                                SCHEDULE 4.3(F)
                            (COMPLIANCE CERTIFICATE)

                             COMPLIANCE CERTIFICATE

     The undersigned certifies that he/she currently is the _______________ of Summit Hotel Properties, LLC ("Company"), a South Dakota limited liability company, and that he/she has individually reviewed the provisions of the Loan Agreement between Company, First National Bank of Omaha and the other Lenders a party thereto (First National Bank of Omaha and such other Lenders are hereinafter collectively referred to as the "Lenders") dated June _______, 2005 ("Loan Agreement") and that a review of the activities of the Company since the most recent Compliance Certificate was delivered to Lenders has been made by him/her or under his/her supervision, with a view to determining whether Company has fulfilled all its obligations under the Loan Agreement, including, but not limited to, the Affirmative, Financial and Negative Covenants contained in the Loan Agreement. Company hereby certifies to Lenders that Company has observed and performed each undertaking contained in the Loan Agreement and that no Event of Default has occurred or is existing under the Loan Agreement or any other Loan Document. Set forth below are financial covenant measurements for the periods covered by this Compliance Certificate as required by the Loan Agreement. Also attached hereto are all relevant facts in reasonable detail to evidence the computations of the financial covenants, which were computed in accordance with the terms of the Loan Agreement.

For the period between ________, 200_ and _______, 200_.

I.   DEBT SERVICE COVERAGE RATIO

Company's Debt Service Coverage Ratio as of the end of the period covered by
Certificate:
____________________________________

Required Debt Service Coverage Ratio: 1.5:1.0

Calculation of Debt Service Coverage Ratio:

Earnings __________________________ before

Interest __________________________,

Income taxes ______________________,

Depreciation ______________________,

Amortization ______________________ and

Non-recurring renovation/remodel expenses funded with the proceeds of a loan or other non-payment sources _______________, divided by

Principal interest payments on the aggregate first mortgage term debt scheduled and paid during the trailing 4 quarters _____________

Equals ____________________________.

II.  LIQUIDITY COVENANT

Unecumbered cash balances as of the end of the period by this Certificate:

$__________________________________

Required Liquidity Covenant $4,000,000.00

III. APPLICABLE MARGIN (CALCULATED AT FISCAL YEAR END)

Debt Service Coverage Ratio:       __________

Applicable Margin:                 __________

LIBOR Rate:                        __________

Applicable Margin plus LIBOR Rate: __________

IV.  SPECIAL LOANS

Aggregate Special Loans Outstanding: _________

25% of the aggregate Commitments:    _________

V.   DEFAULTS

The undersigned hereby certifies that the above reported information is correct, and that

[ ]  No event of default has occurred; or

[ ]  An event of default has occurred under the following circumstances:
     (Insert detail or attach description)


By:                                     Date:
    ---------------------------------         ----------------------------------
Title:
       ------------------------------


                                        2